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                                                                    Exhibit 4.10

                     CERTIFICATE OF DESIGNATION OF SERIES
                  AND DETERMINATION OF RIGHTS AND PREFERENCES

                                      OF

              SERIES D CONVERTIBLE PARTICIPATING PREFERRED STOCK

                                      OF

                              CAIS INTERNET, INC.

         CAIS Internet, Inc., a Delaware corporation (the "Company"), acting
                                                           -------
pursuant to Section 151 of the General Corporation Law of Delaware, does hereby submit the following Certificate of Designation of Series and Determination of Rights and Preferences of its Series D Convertible Participating Preferred Stock.

         FIRST:  The name of the Company is CAIS Internet, Inc.

         SECOND: By unanimous consent of the Board of Directors of the Company (the "Board"), dated as of December 20, 1999, the following resolutions were duly adopted:

         WHEREAS, the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") authorizes 25,000,000 shares of
              ----------------------------
preferred stock, par value $.01 per share (the "Preferred Stock"), issuable from
                                                ---------------
time to time in one or more series;

         WHEREAS, the Board is authorized, subject to certain limitations prescribed by law and certain provisions of the Certificate of Incorporation, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

         WHEREAS, the Board deems it advisable to establish a series of Preferred Stock, designated as Series D Convertible Participating Preferred Stock, par value $.01 per share.

         NOW, THEREFORE, BE IT RESOLVED, that the series of Preferred Stock designated as Series D Convertible Participating Preferred Stock is hereby authorized and established; and

         FURTHER, RESOLVED, that the Board does hereby fix and determine the designation, rights, preferences, powers, restrictions and limitations of the Series D Convertible Participating Preferred Stock as follows:

         Section 1.        Designation; Rank.

         This series of cumulative convertible participating Preferred Stock shall be designated and known as the "Series D Convertible Participating Preferred Stock" (hereinafter in this Certificate of Designation called the "Series D Preferred Stock"). The number of shares constituting the Series D
 ------------------------
Preferred Stock shall be 9,620,393 shares (including 2,477,536 shares of Series D Preferred Stock reserved exclusively for the payment of dividends pursuant to

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Section 2).

         The Series D Preferred Stock shall, with respect to dividends and rights upon liquidation, dissolution or winding up, whether voluntary or involuntary, rank (i) senior to the common stock of the Company, par value $.01 per share (the "Common Stock"), and to each other class of capital stock or
                ------------
series of Preferred Stock or other equity-linked security established after the date on which the first share of Series D Preferred Stock is issued by the Company under this Certificate of Designation (the "Original Issue Date") by the
                                                    -------------------
Board the terms of which do not expressly provide that it ranks senior to or on a parity with the Series D Preferred Stock as to dividends and rights upon liquidation, dissolution or winding up, whether voluntary or involuntary (collectively referred to with the Common Stock as "Junior Securities"); (ii) on
                                                    -----------------
parity with any additional shares of Series D Preferred Stock issued by the Company in the future, any shares of Series E Convertible Participating Preferred Stock (the "Series E Preferred Stock") issued by the Company pursuant
                      ------------------------
to the irrevocable option (the "Purchase Option") to purchase Option Shares (as
                                ---------------
defined in the Preferred Stock Purchase Agreement, dated as of December 20, 1999 (the "Purchase Agreement"), between the Company and CII Ventures LLC, a Delaware
      ------------------
limited liability company (the "Investor Stockholder")) and any other class of
                                --------------------
capital stock or series of Preferred Stock or other equity-linked security issued by the Company established after the Original Issue Date by the Board, the terms of which expressly provide that it will rank on a parity with the Series D Preferred Stock as to dividends and rights upon liquidation, dissolution or winding up, whether voluntary or involuntary (collectively referred to as "Parity Securities"); and (iii) junior to the Company's Series C
                -----------------
Convertible Preferred Stock ("Series C Preferred Stock") and to each class of
                              ------------------------
capital stock or series of Preferred Stock or other equity-linked security issued by the Company after the Original Issue Date by the Board the terms of which expressly provide that it will rank senior to the Series D Preferred Stock as to dividends and rights upon liquidation, dissolution or winding up, whether voluntary or involuntary (collectively referred to as "Senior Securities").
                                                       -----------------
         Section 2.        Dividends.

         (a) The holders of outstanding shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Company which are, by law, available for such payment, cumulative dividends, payable in additional shares of Series D Preferred Stock, at a rate per annum equal to 6.0% of the sum of (i) $14.00 per share (the "Original Series D Issue Price") and (ii) all compounded accrued and unpaid
 -----------------------------
dividends on such share of Series D Preferred Stock from the Original Issue Date, in each case, as adjusted for any stock dividends, combinations or splits or similar events with respect to the shares. Such dividends shall be paid and compounded quarterly on the fifteenth day of December, March, June and September in each year commencing with a payment on March 15, 2000 of dividends accrued from the Original Issue Date. Each such dividend shall be payable to the holders of record of shares of Series D Preferred Stock as they appear on the share register of the Company on the corresponding Record Date. As used herein, the term "Record Date" means, with respect to the dividend payable on March 15, June
      -----------
15, September 15 and December 15, respectively of each year, the preceding February 28, May 31, August 31 and November 30, or such other record date, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board.
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         (b) The amount of dividends payable for each full dividend period for the Series D Preferred Stock shall be computed by dividing the annual 6.0% rate by four. The amount of dividends payable for the initial dividend period, or any other period shorter or longer than a full dividend period, on the Series D Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year.

         (c) Dividends on the Series D Preferred Stock shall accumulate and compound quarterly whether or not the Company has earnings or profits, whether or not there are funds legally available for payment of such dividends and whether or not dividends are declared. Dividends will accumulate and compound quarterly to the extent they are not paid. The Company shall take all actions required or permitted under the General Corporation Law of Delaware to permit the payment of dividends on the Series D Preferred Stock and shall declare and pay such dividends to the extent there are funds legally available therefor.

         (d) So long as any shares of the Series D Preferred Stock are outstanding, except as described in the next succeeding sentence, unless full cumulative dividends on all outstanding shares of Series D Preferred Stock for all past dividends have contemporaneously been declared and paid in full or declared and consideration sufficient for the payment thereof set apart for such payment on the Series D Preferred Stock, then: (A) no dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Parity Securities; (B) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Parity Securities; (C) no shares of Parity Securities shall be purchased, redeemed or otherwise acquired or retired for value (except by conversion into or an exchange for shares of Junior Securities) by the Company or any entity as to which the Company owns, directly or indirectly, more than 50% of such entity's stock (or similar voting interests) entitled to vote generally in the election of directors (or other governing body) (a "Subsidiary"); and (D) no
                                                    ----------
monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Parity Securities by the Company or any of its Subsidiaries. If at any time the Company pays less than the total amount of dividends then accrued with respect to the Series D Preferred Stock, such payment shall be distributed ratably among the holders of Series D Preferred Stock based upon the aggregate accrued but unpaid dividends on the Series D Preferred Stock held by each holder. When dividends are not paid in full or consideration sufficient for such payment is not set apart, as aforesaid, all dividends declared upon any other class or series of Parity Securities shall be declared ratably in proportion to the respective amounts dividends accumulated and unpaid on the Series D Preferred Stock and accumulated and unpaid on such Parity Securities.

         (e) Unless full cumulative dividends on all outstanding shares of Series D Preferred Stock for all past dividends have been declared and paid in full or declared and consideration sufficient for the payment thereof set apart for such payment on the Series D Preferred Stock, then: (A) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (B) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities; (C) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value

(excluding an exchange for shares of other Junior Securities) by the Company or any of its Subsidiaries; and (D) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries. Holders of Series D Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

         (f) In addition, when and if the Board of Directors shall declare a dividend payable with respect to the then outstanding shares of Common Stock, the holders of the Series D Preferred Stock shall be entitled to the amount of dividends per share as would be payable on the largest number of whole shares of Common Stock into which each share of Series D Preferred Stock could then be converted pursuant to Section 5 hereof. Any such declared and unpaid dividends will be payable upon a liquidation, dissolution or winding up, whether voluntary or involuntary, first to the holders of Series D Preferred Stock and then to the holders of Common Stock.

         Section 3.        Liquidation Preference.

         (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Securities, the holders of Series D Preferred Stock shall be entitled to be paid out of the remaining assets of the Company legally available for distribution with respect to each share of Series D Preferred Stock an amount in cash equal to the greater of (i) the sum of (A) the Original Series D Issue Price per share plus (B) any compounded accrued but unpaid dividends thereon (whether or not declared, whether or not funds of the Company are legally available for the payment of dividends and whether or not such dividends have been declared by the Board), in each case as adjusted for any stock dividends, combinations or splits or similar events with respect to such shares or (ii) an amount equal to the amount the holders of Series D Preferred Stock would have received upon liquidation, dissolution or winding up had such holders converted their shares of Series D Preferred Stock in accordance with the terms of Section 5, and any accrued but unpaid dividends thereon, into shares of Common Stock (such greater amount, the "Liquidation
                                                                -----------
Preference"). If upon any such liquidation, dissolution or winding up of the
----------
Company, the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full Liquidation Preference and the holders of all Parity Securities the full liquidation preference thereof, the holders of shares of Series D Preferred Stock and any such other Parity Securities shall share ratably in any distribution of the remaining assets of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         (b) After payment in full of the Liquidation Preference, the remaining assets of the Company legally available for distribution, if any, shall be distributed to the holders of any Junior Securities.

         (c) The value of any property not consisting of cash which is distributed by the Company to the holders of the Series D Preferred Stock pursuant to Section 3(a) or otherwise will equal the Fair Market Value (as defined below) thereof. For purposes hereof, the "Fair Market Value" of any property shall mean the fair market value
             -----------------
thereof as determined in good faith by the Board; provided, however, that the value of any securities will be determined as follows:

                  (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

                       (A) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty
                            (30) day period ending three (3) days prior to the closing;

                       (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                       (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board and the holders of at least a majority of the voting power of all then outstanding shares of Series D Preferred Stock.

                  (ii) The method of valuation of securities subject to
                       investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an Affiliate (as defined in Section 7) or former Affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board and the holders of at least a majority of the voting power of all then outstanding shares of Series D Preferred Stock and Series E Preferred Stock, voting together as a single class.

         (d) For purposes of this paragraph 3, holders of a majority of the voting power of the outstanding shares of Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, may designate that (1) a merger or consolidation of the Company with or into another Person (as defined in Section 7) where (A) the stockholders of the Company immediately prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or ultimate parent thereof) or (B) any Person becomes the beneficial owner of more than 50% of the voting securities of the entity surviving or resulting from such transactions (or ultimate parent thereof) or (2) a sale, lease, transfer or other disposition of all or substantially all of the Company's assets or stock of its Subsidiaries shall be deemed a liquidation, dissolution or winding up of the Company with respect to the Series D Preferred Stock, and holders of shares of Series D Preferred Stock shall be entitled to payment of the Liquidation Preference in accordance with this Section 3.

Section 4.     Voting Rights.

        (a) Each holder of outstanding shares of Series D Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which all of the shares of Series D Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Except as provided by law or by the express provisions hereof, holders of Series D Preferred Stock shall vote together with the holders of Common Stock as a single class.

       (b) Subject to Section 4(c), unless otherwise provided by law, the vote or written consent of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, shall be necessary for effecting or validating the following actions:

               (i) any amendment, alteration or change to the rights, preferences, privileges or powers of Series D Preferred Stock in any manner that adversely affects the shares of such series;

               (ii) any increase or decrease in the total number of authorized or issued shares of Series D Preferred Stock;

               (iii) any authorization, creation (by way of reclassification or otherwise) or issuance of any Senior Securities, Parity Securities or Junior Securities, other than (1) the issuance of additional shares of Series D Preferred Stock pursuant to Section 2 hereof or any shares of Series E Preferred Stock to be issued to the Investor Stockholder pursuant to the Purchase Option or pursuant to Section 2 of the Certificate of Designation establishing the Series E Preferred Stock, (2) the issuance of Parity Securities or Junior Securities with a total aggregate value of not more than $30 million (in addition to the securities described in clauses (1), (3), (4) and (5) of this subsection (iii) and in addition to any Parity Securities or Junior Securities the issuance of which has been approved by the holders of the Series D Preferred Stock and Series E Preferred Stock pursuant to this subsection
                      (iii)), (3) the issuance of Parity Securities or Junior Securities as consideration in any transaction of the type described in clause (iv) of this Section 4(b) which does not require the consent of the holders of the Series D Preferred Stock or Series E Preferred Stock or to which such holders have consented, (4) Common Stock issued upon the conversion or exercise of the securities described in Sections 5(d)(i)(C)(3), 5(d)(i)(C)(5) and 5(d)(i)(C)(7) in
                      accordance with the terms of such securities, and (5) the Reserved Employee Shares (as defined in Section 5(d)(i)(D));

               (iv) (A) any merger or consolidation with or into any other Person, or any acquisition of another Person, whether in a single transaction or series of related transactions, other than Exempt Acquisitions (as defined in Section 7) or (B) any proposed transaction or series of related transactions involving a Change of Control (as defined in Section 7) of the Company;

               (v) any redemption, acquisition or other purchase of any share of Common Stock or Preferred Stock of the Company with an aggregate redemption or purchase price in excess of $10 million, unless, in the case of any Preferred Stock, such redemption, acquisition or purchase is required by the terms of such Preferred Stock or, in the case of the Hilton Warrant (as defined in Section 5(d)(i)(C)(5)), such redemption, acquisition or purchase is required by the terms of the Hilton Warrant;

               (vi) any sale of a Subsidiary's securities to any third party (other than the Company or any other wholly owned Subsidiary of the Company);

               (vii) any amendment, repeal or alteration of the Company's Certificate of Incorporation or Amended and Restated Bylaws in a manner that adversely affects the holders of the Series D Preferred Stock; provided that no increase in the number of authorized shares of Common Stock or Preferred Stock shall, per se, be deemed to adversely affect such holders;

               (viii) any sale or transfer of any of the technology or other intellectual property, to any other Person other than in the ordinary course of business; or

               (ix)   any arrangement or contract to do any of the foregoing.

        (c) Except as otherwise set forth below, the consent rights of the holders of the Series D Preferred Stock and the Series E Preferred Stock set forth in Section 4(b) shall continue until such time as no shares of Series D Preferred Stock or Series E Preferred Stock are outstanding:

               (i) At such time as the Investor Stockholder, together with its Affiliates:

               (A) shall cease to own at least 10% of the outstanding Common Stock (determined with respect to the Series D Preferred Stock and the Series E Preferred Stock and any other Equity Securities (as defined in Section 7) owned by the Investor Stockholder and its Affiliates that are convertible into, or exchangeable or exercisable for Common Stock, on an as-converted, exchanged or exercised basis (any determination made in accordance with the foregoing shall hereinafter be referred to as "as
                                                                     --
                      converted")), the holders of the Series D
                      ---------
                      Preferred Stock and the Series E Preferred Stock shall cease to have the consent rights set forth in clauses
                      (iii), (iv) (except with respect to clause (B) thereof),
                      (vi) (except where such a sale would constitute a Change of Control) and (viii) of Section 4(b); and

               (B) shall either (A) cease to own at least 5% of the outstanding Common Stock as converted or (B) cease to have the right to designate an Investor Director pursuant to
                      Section 2.1 of the Stockholders Agreement (as defined in
                      Section 4(d)) as a result of a Transfer (as defined in the Stockholders Agreement) of such rights in accordance with
                      Section 3.1(b)(i) of the Stockholders Agreement or in accordance with Section 2.7(a) of the Stockholders Agreement, the holders of the Series D Preferred Stock and the Series E Preferred Stock shall cease to have the consent rights set forth in Section 4(b) except for those set forth in clauses (i), (ii), (vii) and (ix) (in the case of clause (ix), however, only as it relates to clauses (i), (ii) and (vii)) thereof. For the purposes of this Section 4(c)(i), "Common Stock" shall include any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

               (ii) Notwithstanding Section 4(c)(i), the consent rights of the holders of the Series D Preferred Stock and the Series E Preferred Stock set forth in Section 4(b) (except for those rights specified in clauses (i), (ii), (vii) and
                      (ix) (in the case of clause (ix), however, only as it relates to clauses (i), (ii) and (vii)), which shall continue until such time as no shares of Series D Preferred Stock or Series E Preferred Stock are outstanding) shall terminate at such time as the Investor Stockholder and its Affiliates shall cease to own a majority of the outstanding shares of the Series D Preferred Stock and the Series E Preferred Stock, taken as a whole.

         (d)   If an "Event of Default" specified in clauses (A), (B), (C) or
(E) of Section 6(b)(v) shall exist, the number of directors constituting the Company's Board shall be increased to a number so that after the newly created vacancies are filled by the holders of the shares of Series D Preferred Stock and Series E Preferred Stock, as provided in the next succeeding sentence, such number of directors, together with the directors designated pursuant to Section
2.1 of the Stockholders Agreement, dated as of the date hereof (the "Stockholders Agreement"), among the Company, the Investor Stockholder and the
 ----------------------
other stockholders signatory thereto shall constitute a majority of the Board. The holders of a majority of the outstanding shares of Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, shall be entitled to elect such number of additional directors to the Board necessary to fill the vacancies created pursuant to the preceding sentence. Such right may be exercised initially either at a special meeting of the holders of Series D Preferred Stock and Series E Preferred Stock or at any annual meeting of stockholders held for purposes of electing directors, and thereafter at such annual meetings. If any director so elected by the holders of Series D Preferred Stock and Series E Preferred Stock shall cease to serve as a director before his or her term shall expire, the holders of the Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, then outstanding may, at a special meeting of the holders, elect a successor to hold office for the unexpired term of the director whose place shall be vacant. Whenever any such Event of Default ceases to exist, then the right of the holders of the Series D Preferred Stock and the Series E Preferred Stock to elect such additional directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any future Events of Default), and the term of office of any Person elected as director by the holders of the Series D Preferred Stock and Series E Preferred Stock pursuant to this subsection 4(d) shall forthwith terminate and the number of directors constituting the Board shall be reduced accordingly.

         Section 5.      Conversion Rights.

         The holders of the Series D Preferred Stock and the Company shall have conversion rights as follows (the "Conversion Rights"):

         (a)  Right to Convert.
              ----------------

                  (i) Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, subject to compliance with this Section 6, into fully paid and nonassessable shares of Common Stock at the then effective Conversion Rate (as defined below) (each such conversion, an "Optional Conversion"). The Conversion Rate shall equal
                          -------------------
                         an amount determined by dividing (i) the Original Series D Issue Price, plus any compounded accrued and unpaid dividends (whether or not declared, whether or not funds of the Company are legally available for the payment of dividends and whether or not such dividends have been declared by the Board) on such shares of Series D Preferred Stock, by (ii) the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series D Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion
                                                                   ----------
                         Price") shall initially be $16.50. Such initial
                         -----
                         Conversion Price and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

                  (ii) Commencing on the fifth anniversary of the Original Issue Date, upon the written election of the Board and written notice to the holders of Series D Preferred Stock, each share of Series D Preferred Stock then outstanding shall be converted automatically into fully paid and nonassessable shares of Common Stock at the then effective Conversion Rate; provided the Board makes this election and provides written notice of its election to the holders of the Series D Preferred Stock within 60 days of the fifth anniversary of the Original Issue Date.

                  (iii) In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, as set forth in Section 3 above, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series D Preferred Stock.

         (b) Fractional Shares. No fractional shares of Common Stock shall be
             -----------------
issued upon conversion of the Series D Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

         (c) Mechanics of Conversion.
             -----------------------

             (i) In order to convert shares of Series D Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series D Preferred Stock at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), together with, in the case of an Optional Conversion, written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state the number of shares of Series D Preferred Stock which the holder seeks to convert. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent or the Company shall be the conversion date ("Conversion Date"). As soon as practicable after the
                          ---------------
                   Conversion Date, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series D Preferred Stock to be converted, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

             (ii) The Company shall at all times during which the Series D Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

             (iii) All shares of Series D Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, and if applicable, cash for any fractional shares of Common Stock. Any shares of Series D Preferred Stock so converted shall be retired and canceled and shall not be reissued as Series D Preferred Stock, and the Company may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series D Preferred Stock accordingly.

          (iv) If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series D Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the Person(s) entitled to receive the Common Stock issuable upon such conversion of the Series D Preferred Stock shall not be deemed to have converted such Series D Preferred Stock until immediately prior to the closing of the sale of securities.


     (d)  Adjustments to Conversion Price for Diluting Issues.
          ---------------------------------------------------

          (i)  Special Definitions. For purposes of this Subsection 5(d), the
               -------------------
               following definitions shall apply:

               (A)  "Option" shall mean rights, options or warrants to subscribe
                     ------
                    for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding the Reserved Employee Shares.

               (B)  "Convertible Securities" shall mean any evidences of
                     ----------------------
                    indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

               (C)  "Additional Shares of Common Stock" shall mean all shares of
                     ---------------------------------
                    Common Stock issued (or, pursuant to Subsection 5(d)(iii) below, deemed to be issued) by the Company after the Original Issue Date, other than Reserved Employee Shares and other than shares of Common Stock issued or issuable:

                    (1) as a dividend or distribution on Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;

                    (2) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition by the foregoing clause (1);

                    (3) upon conversion of shares of Series C Preferred Stock or Series D Preferred Stock;

                    (4) upon exercise of the Purchase Option or upon conversion of the shares of Series E Preferred Stock;

                    (5)  pursuant to warrants issued by the Company pursuant to
                         (a) the Common Stock Warrant dated as of October 27, 1999 and the Series C Preferred Stock Purchase Agreement, dated as of September 29, 1999 between the Company and U.S. Telesource, Inc., (b) the Warrant Agreement dated as of September 4, 1998 among the Company, Cleartel Communications, Inc., CAIS, Inc. and ING (U.S.) Capital Corporation, Inc., (c) the Series A Preferred Stock and Warrant Purchase Agreement dated as of February 19, 1999 among the Company and the several purchasers set forth therein; and (d) the Warrant to Purchase Common Stock issued pursuant to the First Amendment to the Master License Agreement, dated as of April 23, 1999, among the Company, CAIS, Inc., and Hilton Hotels Corporation (the "Hilton Warrant");
                                                         --------------

                    (6) pursuant to Rights issued or sold to strategic partners after the date hereof which are exercisable, exchangeable or convertible into up to 1,000,000 Additional Shares of Common Stock (as appropriately adjusted for any stock dividends, combinations, splits or the like);


                    (7) Additional Shares of Common Stock issued to the former shareholders of Atcom, Inc. and Business Anywhere USA, Inc. in accordance with the terms of the Amended and Restated Agreement and Plan of Merger, dated as of August 4, 1999, among the Company, CIAM Corp. and Atcom, Inc., as amended by Amendment No. 1, dated as of September 1, 1999, and as further amended by Amendment No. 2, dated as of November 19, 1999, and the Agreement and Plan of Merger, dated as of September 7, 1999, among the Company, Business Anywhere USA, Inc., CIBA Merger Corp., Kim Kao and Amy Hsiao, respectively; and

                    (8) any other shares of Common Stock issued or deemed issued that the holders of a majority of the then outstanding shares of the Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, vote to exclude such shares from the definition of Additional Shares of Common Stock.

               (D)  "Reserved Employee Shares" shall mean shares reserved, as of
                     ------------------------
                    the date hereof, for issuance upon the exercise of outstanding options to purchase up to 5,601,825 shares of Common Stock plus options to acquire up to 947,671 shares of Common Stock to be issued under the Company's Amended and Restated 1998 Equity Incentive Plan as in effect on December 20, 1999 and shares of Common Stock to be issued upon exercise of such options (as appropriately adjusted for any stock dividends, combinations, splits or the like).

               (E)  "Rights to Acquire Common Stock" (or "Rights") shall mean
                     ------------------------------       ------
                    all rights issued by the Company to acquire Common Stock whether by exercise of a warrant, option or similar call, or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

         (ii)  No Adjustment of Conversion Price. No adjustment in the number of
               ---------------------------------
               shares of Common Stock into which the Series D Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof, unless the Fair Market Value of the consideration per share (determined pursuant to subsection 5(d)(v) below) received by the Company for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than 95% of the Fair Market Value per share of the Common Stock immediately prior to the issue of such additional shares, or if prior to such issuance, the Company receives written notice from the holders of at least a majority of the then outstanding shares of Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

         (iii) Issue of Securities Deemed Issue of Additional Shares of Common
               ---------------------------------------------------------------
               Stock. If the Company at any time or from time to time after the
               -----
               Original Issue Date issues any Options or Convertible Securities or Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights to Acquire Common Stock or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue; provided, however, that Additional Shares of Common Stock shall not be deemed to have been issued unless the Fair Market Value of the consideration per share (determined pursuant to Subsection 5(d)(v) hereof) received by the Company for such Additional Shares of Common Stock would be less than 95% of the Fair Market Value per share of Common Stock on the date of and immediately prior to such issue, or such record date, as the case may be, and provided, further, that in any such case:

               (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options, Rights or conversion or exchange of such Convertible Securities;

               (B) Upon the expiration or termination of any unexercised Option, Right or Convertible Security, the Conversion Price shall be adjusted immediately to reflect the applicable Conversion Price which would have been in effect had such Option, Right or Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and

               (C) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the Conversion Price adjustment that was originally made upon the issuance of such Option, Right or Convertible Security which were not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.

         (iv)  Adjustment of Conversion Price upon Issuance of Additional Shares
               -----------------------------------------------------------------
               of Common Stock. If the Company shall at any time after the
               ---------------
               Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(iii), but excluding shares issued as a dividend or distribution as provided in subsection 5(f) or upon a stock split or combination as provided in subsection 5(e)), without consideration, or for a consideration per share less than 95% of the Fair Market Value per share of Common Stock on the date of and immediately prior to such issue, or without the requisite number of notices contemplated by subsection 5(d)(ii) hereof, then and in such event, the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of
               (A) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at 95% of the Fair Market Value per share of Common Stock and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of such Additional Shares of Common Stock so issued.

               Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

         (v)   Determination of Consideration. For purposes of this Subsection
               ------------------------------
               5(d), "Fair Market Value" of the consideration received by the
                      -----------------
               Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (A)  Cash and Property. Such consideration shall:
                    -----------------

                    (1) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                    (2) insofar as it consists of property other than cash, be computed at the Fair Market Value thereof at the time of such issue, as determined in good faith by the Board; and

                    (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

               (B)  Options, Rights and Convertible Securities. The
                    ------------------------------------------
                    consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 5(d)(iii), relating to Options, Rights and Convertible Securities, shall be determined by dividing

                    (1) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

                    (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities.

     (e)  Adjustment for Stock Splits and Combinations. If the Company shall at
          --------------------------------------------
any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (f)  Adjustment for Certain Dividends and Distributions. In the event the
          --------------------------------------------------
Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issuance and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock issuable in payment of such dividend or distribution; provided that no such adjustment shall be made if the holders of the Series D Preferred Stock receive such dividend or distribution in accordance with the terms of Section 2(f).

     (g)  Adjustments for Other Dividends and Distributions. In the event the
          -------------------------------------------------
Company at any time, or from time to time after the Original Issue Date shall make or issue, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or other assets or properties, then and in each such event provision shall be made so that the holders of shares of the Series D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company or other assets or properties that they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series D Preferred Stock; provided that no such adjustment shall be made if the holders of the Series D Preferred Stock receive such dividend or distribution in accordance with the terms of Section 2(f).

     (h)  Adjustment for Reclassification, Exchange or Substitution. If the
          ---------------------------------------------------------
Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, stock dividend or reorganization, reclassification, merger, consolidation or asset sale provided for elsewhere in this Section 5), then and in each such event the holder of each share of Series D Preferred Stock (whether then outstanding or thereafter issued) shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which all such shares of Series D Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

     (i)  Reorganizations, Mergers, Consolidations or Asset Sales. If at any
          -------------------------------------------------------
time after the Original Issue Date there is a merger, consolidation, recapitalization, sale of all or substantially all of the Company's assets or reorganization involving the Common Stock (collectively, a "Capital
                                                            -------
Reorganization") (other than a merger, consolidation, sale of assets,
--------------
recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as part of such Capital Reorganization, provision will be made so that the holders of Series D Preferred Stock (whether then outstanding or thereafter issued) will thereafter be entitled to receive upon conversion of the Series D Preferred Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect to such stock or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series D Preferred Stock after the Capital Reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series D Preferred Stock) will be applicable after that event and be as nearly equivalent as practicable. In the event that the Company is not the surviving entity of any such Capital Reorganization, each share of Series D Preferred Stock shall become shares of preferred stock of such surviving entity, with the same powers, rights and preferences as provided herein.

     (j)  No Impairment. The Company will not, by amendment of its Certificate
          -------------
of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment to the extent required hereunder. Nothing in this Section 5 shall affect the continued accrual of dividends on the Series D Preferred Stock in accordance with the terms of this Certificate of Designation.

          (k)  Certificate as to Adjustments. Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Series D Preferred Stock outstanding a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series D Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series D Preferred Stock certificates, if the same shall reflect the initial or any subsequent Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Certificate of Designation, which shall control.

          (l)  Notice of Record Date.  In the event
               ---------------------

               (i) that the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

               (ii) that the Company subdivides or combines its outstanding shares of Common Stock;

               (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon);

               (iv)   of any Capital Reorganization; or

               (v) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

               then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Series D Preferred Stock, and shall cause to be mailed to the holders of the Series D Preferred Stock at their last addresses as shown on the records of the Company, or such transfer agent, at least 10 days prior to the record date specified in (A) below or 20 days prior to the date specified in
          (B) below, a notice stating

                      (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                      (B) the date on which such reclassification, Capital Reorganization, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, Capital Reorganization, dissolution or winding up.

          Section 6.  Mandatory Redemption.
                      --------------------

          (a) Upon the occurrence of a Mandatory Redemption Event (as defined below) at the option and written election of the holders of a majority of the voting power of the outstanding shares of the Series D Preferred Stock (a "Redemption Demand"), the Company shall redeem all outstanding shares of Series
 -----------------
D Preferred Stock, out of funds of the Company legally available therefor, at a redemption price per share (the "Redemption Price") equal to the greater of (i)
                                 ----------------
the sum of (A) the Original Series D Issue Price plus (B) any compounded accrued and unpaid dividends thereon (whether or not declared, whether or not funds of the Company are legally available for the payment of dividends and whether or not such dividends have been declared by the Board), in each case as adjusted for any stock dividends, combinations or splits or similar events with respect to such shares and (ii) the Fair Market Value (as defined in Section 3(c)) of the number of shares of Common Stock issuable upon conversion of such shares of Series D Preferred Stock if converted in accordance with the terms of Section 5 of this Certificate of Designation as of the Redemption Date (as defined below). The redemption under this Section 6 shall take place on a date (the "Redemption Date") that is no later than 30 days after the receipt by the Company of the Redemption Demand.

          (b)  The following events shall constitute a "Mandatory Redemption
                                                        --------------------
Event" for purposes hereof:
-----

               (i) the fifth anniversary of the Original Issuance Date; provided that the holders of the Series D Preferred Stock make the election described in subsection 6(a) within 60 days of such fifth anniversary;

               (ii)   a Change of Control occurs;

               (iii) a sale, transfer, lease, assignment, conveyance or other disposition of all or substantially all of the assets of the Company to any other Person;

               (iv) the execution of, or entering into by the Company, an agreement to do any of the above; or

               (v) any of the following events occurs, each of which shall constitute an "Event of Default":
                                     ----------------


                      (A) failure by the Company to pay any dividend on the Series D Preferred Stock when due or to make any required liquidation or redemption payment and such failure continues for a period of 5 days;

                      (B) failure by the Company to perform or observe in any material respect any Material Covenant (as defined in the Purchase Agreement) of the Company contained in the Purchase Agreement, and such failure continues for 30 days after written notice thereof shall have been given to the Company by the holders of at least 25% of the then outstanding shares of Series D Preferred Stock;

                      (C) any representation or warranty of the Company set forth in Section 3.3, 3.5, 3.6 and 3.9 in the Purchase Agreement was not accurate or complete in all material respects as of the time such representation or warranty was made;

                      (D) (1) failure by the Company or any Subsidiary to make payment due on any indebtedness or other security with an aggregate principal amount or liquidation preference in excess of $1,000,000 prior to the expiration of the grace period provided in such indebtedness or other security, and/or (2) default by the Company or any Subsidiary under any financing agreement under which the Company or any Subsidiary has outstanding indebtedness with an aggregate principal amount in excess of $1,000,000 which default would permit the holder thereof pursuant to the terms of such agreement to accelerate such indebtedness;

                      (E) (i) the Company's voluntary or involuntary bankruptcy, receivership, assignment for the benefit of creditors, liquidation which, in the case of any such involuntary proceeding, has not been discharged or stayed within 60 days after the commencement thereof, or (ii) acceleration of third party obligations or unsatisfied judgments in excess of $500,000 of, by or on behalf of the Company which obligations shall not have been satisfied or discharged or which judgments have not been satisfied, discharged or stayed within 30 days thereafter.

          (c) At least twenty (20) days prior to the Redemption Date, the Company shall send a notice (the "Redemption Notice") of such redemption to be
                                  -----------------
effected to all holders of record (at the close of business on the business day next preceding the day on which notice is given) of the outstanding Series D Preferred Stock specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price and the place at which payment may be obtained.

          (d) On or prior to the Redemption Date, the Company shall deposit the Redemption Price of all shares to be redeemed as of such date with a bank or trust company having aggregate capital and surplus in excess of $50,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, upon receipt of notice from the Company that such holder has surrendered the Series D Preferred Stock share certificates in accordance with Section 6(e), the Redemption Price of the shares to their respective holders. Any moneys deposited by the Company pursuant to this Section 6(d) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 5 hereof no later than the fifth (5th) day preceding the Redemption Date shall be returned to the Company forthwith upon such conversion. The balance of any funds deposited by the Company pursuant to this Section 6(d) remaining unclaimed at the expiration of one (1) year following such Redemption Date shall be returned to the Company promptly upon its written request.

          (e) On such Redemption Date, each holder of shares of Series D Preferred Stock to be redeemed shall surrender such holder's certificates representing such shares to the Company in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares which new certificate shall entitle the holder thereof to all the powers, preferences and rights of a holder of such shares. From and after such Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Company is unable to pay the Redemption Price due to not having sufficient legally available funds, all rights of the holder of such shares as a holder of Series D Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that shares of Series D Preferred Stock are not redeemed due to a default in payment by the Company or because the Company does not have sufficient legally available funds, such shares of Series D Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

          (f) Shares subject to redemption pursuant to this Section 6 shall be redeemed from each holder of Series D Preferred Stock on a pro rata basis.

          (g) If upon any Redemption Date the assets of the Company available for redemption are insufficient to pay the redeeming holders of outstanding shares of Series D Preferred Stock the full amounts to which they are entitled, all shares of the Series D Preferred Stock will be redeemable for cash upon demand. The shares of Series D Preferred Stock not redeemed shall remain outstanding and be entitled to all the powers, preferences and rights provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series D Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Company has become obligated to redeem on any Redemption Date but which it has not redeemed.

          (h) The Company will not enter into any contract or agreement (whether verbal or written) restricting or impairing its ability to redeem shares of the Series D Preferred Stock in accordance with this Section 6.

          Section 7.  Additional Definitions.  For purposes of this Certificate
                      ----------------------
of Designation, the following terms shall have the following meanings:

          (a) "Affiliate" means, with respect to any Person, any other Person
               ---------
that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person;

          (b) "beneficial owner" or "beneficially own" has the meaning given
               ----------------      ----------------
such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of voting securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining
                         --------  -------
beneficial ownership, a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other.

          (c) "Capital Stock" means, with respect to any Person at any time, any
               -------------
and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person, and with respect to the Company includes, without limitation, any and all shares of Common Stock, the Series D Preferred Stock and the Series E Preferred Stock.

          (d) "Change of Control" means (i) during any period of two consecutive
               -----------------
years, individuals who at the beginning of such period constituted the directors of the Company (together with any new directors whose election by such directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office, (ii) any merger or consolidation with or into any other entity or any other similar transaction, whether in a single transaction or series of related transactions where (A) the stockholders of the Company immediately prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent thereof) or (B) any Person becomes the beneficial owner of more than 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent thereof),
(iii) any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred to any Person, (iv) the sale, transfer, lease, assignment, conveyance, exchange, mortgage or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, or (v) any liquidation, dissolution or winding-up of the Company;

          (e) "Equity Securities" means any and all shares of Capital Stock of
               -----------------
the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares (including the Purchase Option).

          (f) "Exempt Acquisition" means any acquisition (whether through
               ------------------
merger, consolidation or otherwise) (i) which has a purchase price (including any assumed indebtedness and valuing any non-cash consideration at its Fair Market Value, as defined in
Section 3(c)) of less than 5% of the market capitalization (as reflected by the aggregate Fair Market Value of the outstanding Common Stock) of the Company as of the date of the execution of the definitive agreement relating thereto and
(ii) which, together with all other Exempt Acquisitions, has an aggregate purchase price (including any assumed indebtedness and valuing any non-cash consideration at its Fair Market Value) of not more than $50.0 million (which amount, for the purposes of Section 4(b)(iv)(A) shall be measured from December 21, 1999);

          (g) "Group" has the meaning assigned to such term in Section 13(d)(3)
               -----
of the Securities Exchange Act of 1934, as amended;

          (h) "Investor Director" means any member of the Board designated by
               -----------------
the Investor Stockholder pursuant to Section 2.1 of the Stockholders Agreement;

          (i) "Person" means any individual, corporation, limited liability
               ------
company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

                   [Signatures appear on the following page]

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be executed this ___ day of February, 2000.


                                         CAIS INTERNET, INC.


                                         By: __________________________________
                                             Name:
                                             Title:


ATTEST:


______________________________